Exhibit 99.1

Windstream reports second-quarter 2020 results
Achieved strong consumer broadband growth
Grew enterprise strategic revenues 24 percent for first half of year

Release date: July 30, 2020

LITTLE ROCK, Ark. - Windstream Holdings, Inc., a leading provider of advanced network communications and technology solutions, today reported second-quarter 2020 results.

For the three months ended June 30, 2020, Windstream added more than 22,000 Kinetic broadband customers, representing the company’s highest quarterly net add growth in over a decade. For the first six months of the year, Kinetic added more than 40,000 net new broadband customers, surpassing the company’s full-year guidance of 40,000 new broadband customers. As a result, the company is increasing its 2020 full-year guidance to 60,000 net broadband customers.

Enterprise strategic revenues grew 24 percent for the first six months of the year compared to the same period a year ago. Sales of strategic products and services, including SD-WAN, UCaaS and OfficeSuite UC®, now represent an annualized run-rate of approximately $334 million in revenue.

“Windstream delivered solid second-quarter results bolstered by strong consumer broadband growth and increasing demand for enterprise strategic products and services. With our plan of reorganization confirmed by the court, we are poised to emerge later this summer from restructuring stronger than ever to expand broadband to rural America and help businesses succeed in the digital transformation,” said Tony Thomas, president and chief executive officer of Windstream.

Restructuring Update

Windstream received court confirmation June 25 for its plan of reorganization. The company expects to complete its financial restructuring process and emerge as a privately held company later this summer.

Upon emergence, the company will reduce its debt by more than $4 billion or approximately two-thirds and have access to approximately $2 billion in new capital to expand 1 Gig Internet service in rural America and maintain its product and software leadership in SD-WAN and UCaaS for enterprise customers. This deleveraging and new financing will allow Windstream to re-focus its allocation of resources on growing the business and better positioning the company for the long term.

Results under GAAP

Total revenues and sales were $1.19 billion and operating income was $24.8 million. The company reported a net loss of $162.4 million, or a loss of $3.80 per share.

Adjusted Results of Operations

Adjusted OIBDAR was $424 million, excluding approximately $4.5 million in COVID-19 related costs primarily for pay premiums for Kinetic field technicians. This represents the third consecutive quarter of sequential growth in Adjusted OIBDAR as total cash operating costs fell by 9 percent year-over-year. Adjusted OIBDAR margin was 35.8 percent, an increase of 80 basis points year-over-year and an increase of 60 basis points sequentially.

Inclusive of the COVID-19 related costs, Windstream’s Adjusted OIBDAR was $420 million, down slightly sequentially, with an adjusted margin of 35.4 percent.

Capital expenditures were $248 million.

The company’s available liquidity as of June 30, 2020, was $310 million.

Kinetic service revenues were $502 million and segment contribution margin was $291 million. Kinetic high-speed Internet bundle revenues grew for the second consecutive quarter and were $258 million in the quarter. Kinetic total consumer revenues also increased sequentially and were $287 million in the quarter.

Enterprise service revenues were $577 million and segment contribution margin was $119 million. Strategic revenues were 15 percent of total enterprise service revenues during the quarter. Enterprise segment contribution margin was 20.4 percent, essentially flat year-over-year and up 150 basis points sequentially.

Wholesale service revenues were $86 million and segment contribution margin was $62 million.

Non-GAAP Financial Measures and Key metrics

Windstream defines Adjusted OIBDAR as operating income (loss) before depreciation and amortization and goodwill impairment, excluding straight-line expense under the contractual arrangement with Uniti, share-based compensation expense, restructuring and other charges, and certain other costs. Adjusted OIBDA is Adjusted OIBDAR after the annual cash payment due under the contractual arrangement with Uniti. Management considers Adjusted OIBDAR and Adjusted OIBDA to be useful to investors as we believe they provide for comparability and evaluation of our ongoing operating performance and trends by excluding the impact of non-cash depreciation and amortization from capital investments and non-cash goodwill impairment charges, which are not indicative of our ongoing operating performance. Management’s purpose for including these measures is to provide investors with measures of performance that management uses in evaluating the performance of the business. These non-GAAP measures should not be considered in isolation or as a substitute for measures of financial performance reported under GAAP.

Following this release is a reconciliation of operating (loss) income to Adjusted OIBDAR to Adjusted OIBDA.

Management Webcast

Management has provided pre-recorded remarks on the company’s results via webcast on the company’s investor relations website at investor.windstream.com. Financial, statistical and other information related to the remarks also are posted on the site.

About Windstream

Windstream Holdings, Inc. is a leading provider of advanced network communications and technology solutions. Windstream provides data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers across the U.S. The company also offers broadband, entertainment and security services for consumers and small and medium-sized businesses primarily in rural areas in 18 states. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 169,000 miles. Additional information is available at windstream.com or windstreamenterprise.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Cautionary Statement Regarding Forward Looking Statements

Windstream Holdings, Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, projections regarding our 2020 Financial Plan, including adjusted OIBDAR and adjusted OIBDAR margin, anticipated net Kinetic broadband subscriber growth, improved Enterprise contribution margin, and acceleration of Enterprise strategic sales and services; our ability to successfully execute our 2020 priorities; certain revenue and contribution margin trends in our business units; opportunities to expand our strategic products and services for our small and medium sized business customers; increasing broadband penetration levels and availability of faster broadband speeds to more households and businesses within our service areas; anticipated results and funding opportunities related to the Rural Digital Opportunity Fund and the current CAF II program, both administered by the Federal Communications Commission; statements concerning the court-approved settlement with Uniti Group, Inc., and future arrangements with Uniti; our anticipated exit date from the restructuring process; expectations regarding expense management activities, including interconnection expense, and the timing and benefit of such activities; and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts.

These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors, including, but not limited to:

•
risks and uncertainties relating to current or future adverse economic, political or market conditions related to epidemics, pandemics, or other outbreaks of contagious diseases, including the current COVID-19 pandemic, and the impact of these conditions on our business operations and financial position;

•
risks and uncertainties relating to our voluntary filing for reorganization under Chapter 11 of the Bankruptcy Code (“Chapter 11 Cases”) and the length of time we will remain subject to the restructuring process;

•	our ability to pursue our business strategies and plan and achieve our 2020 financial and operational goals in light of the Chapter 11 Cases;

•	diversion of management’s attention as a result of the Chapter 11 Cases;

•	the volatility of our financial results due to the Chapter 11 Cases;

•	risks associated with third-party actions or motions in the Chapter 11 Cases;

•	our ability to generate sufficient cash to fund our operations during the pendency of the Chapter 11 Cases;

•	increased levels of employee attrition as a result of the Chapter 11 Cases;

•	our ability to obtain confirmation of a Chapter 11 plan of reorganization and the effective date of any confirmed plan;

•
the risks of any challenge by, or protracted litigation with, creditors or third parties regarding our proposed plan of reorganization or other contested matters or associated with third party actions or motions in the Chapter 11 Cases;

•	the potential adverse effects of the Chapter 11 Cases on our liquidity or results of operations and increased legal and other professional costs necessary to execute our reorganization;

•
that the expected benefits of cost reduction and expense management activities are not realized or adversely affect our sales and operational activities or are otherwise disruptive to our business and personnel;

•	further adverse changes in economic conditions in our markets, or generally in the U.S. or worldwide, unrelated to the COVID-19 pandemic;

•	the impact of new, emerging, or competing technologies and our ability to utilize these technologies to provide services to our customers;

•	general U.S. and worldwide economic conditions and related uncertainties;

•	the effect of any changes in federal or state governmental regulations or statutes;

•	our ability to continue as a going concern;

•	the conditions to which our debtor-in-possession financing is subject to and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;

•	trading price and volatility of our common stock traded on the OTC Pink Sheets maintained by the OTC Market Group, Inc.;

•	our substantial debt could adversely affect our cash flow and impair our ability to raise additional capital on favorable terms;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

•
the impact of the FCC’s comprehensive business data services reforms that were confirmed by an appellate court, which may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•
for certain operations where we utilize facilities owned by other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•
our election to accept statewide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program or future versions of the program or any other similar programs implemented by the FCC;

•
our ability to make payments under the current or future arrangements with Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•	the extent, timing and overall effects of competition in the communications business;

•
unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below our expected long-term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
the risks associated with noncompliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or noncompliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•
other risks and uncertainties referenced from time to time in Windstream’s Annual Report on Form 10-K, including those additional factors under “Risk Factors” in Item 1A of Part 1, and in other filings of ours with the SEC at www.sec.gov or not currently known to us or that we do not currently deem to be material.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings with the Securities and Exchange Commission at www.sec.gov.
-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Chris King, 704-319-1025
david.avery@windstream.com	christopher.c.king@windstream.com

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,	June 30,	Increase (Decrease)		June 30,	June 30,	Increase (Decrease)
UNDER GAAP:	2020	2019	Amount	%	2020	2019	Amount	%
Revenues and sales:
Service revenues	$1,164.6	$1,270.2	$(105.6)	(8)	$2,343.5	$2,572.4	$(228.9)	(9)
Product and fiber sales	20.7	16.3	4.4	27	42.7	34.7	8.0	23
Total revenues and sales	1,185.3	1,286.5	(101.2)	(8)	2,386.2	2,607.1	(220.9)	(8)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	751.8	852.1	(100.3)	(12)	1,501.6	1,713.2	(211.6)	(12)
Cost of product and fiber sales	21.7	15.2	6.5	43	43.2	32.1	11.1	35
Selling, general and administrative	161.5	185.9	(24.4)	(13)	338.0	384.2	(46.2)	(12)
Depreciation and amortization	219.9	276.0	(56.1)	(20)	452.5	547.5	(95.0)	(17)
Goodwill impairment	—	373.3	(373.3)	(100)	—	2,712.3	(2,712.3)	(100)
Restructuring and other charges	5.6	6.9	(1.3)	(19)	12.0	22.0	(10.0)	(45)
Total costs and expenses	1,160.5	1,709.4	(548.9)	(32)	2,347.3	5,411.3	(3,064.0)	(57)
Operating income (loss)	24.8	(422.9)	447.7	106	38.9	(2,804.2)	2,843.1	101
Other income (expense), net	1.7	(9.2)	10.9	118	7.4	(10.2)	17.6	173
Reorganization items, net	(114.4)	(85.4)	29.0	34	(154.9)	(190.3)	(35.4)	(19)
Interest expense	(66.0)	(80.8)	(14.8)	(18)	(139.1)	(172.7)	(33.6)	(19)
Loss before income taxes	(153.9)	(598.3)	(444.4)	(74)	(247.7)	(3,177.4)	(2,929.7)	(92)
Income tax (expense) benefit	(8.5)	54.2	62.7	116	(16.3)	323.0	339.3	105
Net loss	$(162.4)	$(544.1)	$(381.7)	(70)	$(264.0)	$(2,854.4)	$(2,590.4)	(91)
Basic and diluted loss per share:
Net loss	($3.80)	($12.76)	($8.96)	(70)	($6.18)	($66.98)	($60.80)	(91)

Weighted average common shares	42.7	42.6	0.1	—	42.7	42.6	0.1	—
Common shares outstanding					43.0	42.7	0.3	1

ADJUSTED RESULTS OF OPERATIONS:
Adjusted OIBDAR (A)	$419.8	$450.4	$(30.6)	(7)	$842.7	$897.2	$(54.5)	(6)
Adjusted OIBDA (B)	$254.2	$285.7	$(31.5)	(11)	$512.1	$568.3	$(56.2)	(10)
Adjusted OIBDAR excluding COVID-19 incremental expenses (C)	$424.3	$450.4	$(26.1)	(6)	$847.2	$897.2	$(50.0)	(6)
Capital expenditures	$247.7	$214.6	$33.1	15	$480.1	$407.4	$72.7	18

* Not meaningful
(A)
Adjusted OIBDAR is operating income (loss) before depreciation and amortization and goodwill impairment, excluding straight-line expense under the contractual arrangement with Uniti, share-based compensation expense, restructuring and other charges, and certain other costs. See Note (C) to the Notes to Reconciliation of Non-GAAP Financial Measures for a description of other costs.

(B)	Adjusted OIBDA is adjusted OIBDAR after the annual cash payment due under the contractual arrangement with Uniti.
(C)	Excludes $4.5 million of incremental costs related to COVID-19 incurred in the second quarter of 2020, primarily consisting of supplemental premium pay and benefits for technicians.

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)
	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,	June 30,	Increase (Decrease)		June 30,	June 30,	Increase (Decrease)
Revenues and sales:	2020	2019	Amount	%	2020	2019	Amount	%
Kinetic
Service revenues	$501.8	$508.7	$(6.9)	(1)	$1,006.6	$1,022.3	$(15.7)	(2)
Product sales	14.3	8.0	6.3	79	28.0	16.0	12.0	75
Total revenues and sales	516.1	516.7	(0.6)	—	1,034.6	1,038.3	(3.7)	—
Costs and expenses	225.6	213.4	12.2	6	442.3	426.2	16.1	4
Segment income	$290.5	$303.3	$(12.8)	(4)	$592.3	$612.1	$(19.8)	(3)

Enterprise
Service revenues	$577.3	$673.4	$(96.1)	(14)	$1,167.0	$1,369.4	$(202.4)	(15)
Product sales	5.2	8.3	(3.1)	(37)	12.8	18.7	(5.9)	(32)
Total revenues and sales	582.5	681.7	(99.2)	(15)	1,179.8	1,388.1	(208.3)	(15)
Costs and expenses	463.6	542.5	(78.9)	(15)	947.8	1,116.3	(168.5)	(15)
Segment income	$118.9	$139.2	$(20.3)	(15)	$232.0	$271.8	$(39.8)	(15)

Wholesale
Service revenues	$85.5	$88.1	$(2.6)	(3)	$169.9	$180.7	$(10.8)	(6)
Fiber sales	1.2	—	1.2	*	1.9	—	1.9	*
Total revenues and sales	86.7	88.1	(1.4)	(2)	171.8	180.7	(8.9)	(5)
Costs and expenses	24.7	23.1	1.6	7	47.4	53.0	(5.6)	(11)
Segment income	$62.0	$65.0	$(3.0)	(5)	$124.4	$127.7	$(3.3)	(3)

Total segment revenues and sales:
Service revenues	$1,164.6	$1,270.2	$(105.6)	(8)	$2,343.5	$2,572.4	$(228.9)	(9)
Product and fiber sales	20.7	16.3	4.4	27	42.7	34.7	8.0	23
Total segment revenues and sales	1,185.3	1,286.5	(101.2)	(8)	2,386.2	2,607.1	(220.9)	(8)
Total segment costs and expenses	713.9	779.0	(65.1)	(8)	1,437.5	1,595.5	(158.0)	(10)
Total segment income	471.4	507.5	(36.1)	(7)	948.7	1,011.6	(62.9)	(6)
Unassigned operating expenses (A)	(52.8)	(105.3)	(52.5)	(50)	(108.2)	(196.3)	(88.1)	(45)
Straight-line expense under contractual arrangement with Uniti	(168.3)	(168.9)	(0.6)	—	(337.1)	(337.7)	(0.6)	—
Restructuring and other charges	(5.6)	(6.9)	(1.3)	(19)	(12.0)	(22.0)	(10.0)	(45)
Depreciation and amortization	(219.9)	(276.0)	(56.1)	(20)	(452.5)	(547.5)	(95.0)	(17)
Goodwill impairment	—	(373.3)	(373.3)	(100)	—	(2,712.3)	(2,712.3)	(100)
Operating income (loss)	$24.8	$(422.9)	$447.7	106	$38.9	$(2,804.2)	$2,843.1	101

(A)
These expenses are not allocated to the business segments. Unallocated expenses include share-based compensation, certain other costs and shared services, such as accounting and finance, information technology, engineering, network optimization, legal, human resources, investor relations, and certain outsourcing activities. See Note (C) to the Notes to Reconciliation of Non-GAAP Financial Measures for a description of other costs. These costs and expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30,	December 31,
	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$210.0	$191.8
Restricted cash	7.8	7.8
Accounts receivable (net of allowance of $47.7 and $48.2, respectively)	527.8	574.7
Inventories	73.7	64.7
Prepaid expenses and other	233.5	197.7
Total current assets	1,052.8	1,036.7

Goodwill	61.4	61.4
Other intangibles, net	1,013.6	1,068.7
Net property, plant and equipment	3,713.7	3,620.8
Operating lease right-of-use assets	3,909.1	4,018.0
Other assets	81.1	82.9
Total Assets	$9,831.7	$9,888.5

Liabilities and Shareholders’ Deficit
Current Liabilities:
Current portion of long-term debt	$900.0	$500.0
Accounts payable	327.6	279.2
Advance payments	148.7	151.1
Accrued taxes	61.2	65.6
Other current liabilities	214.7	223.3
Total current liabilities	1,652.2	1,219.2

Other liabilities	24.7	23.6
Liabilities subject to compromise	10,500.0	10,720.1
Total liabilities	12,176.9	11,962.9

Shareholders’ Deficit:
Common stock, $.0001 par value, 75.0 shares authorized, 43.0 shares issued and outstanding	—	—
Additional paid-in capital	1,254.2	1,253.1
Accumulated other comprehensive income	16.5	22.6
Accumulated deficit	(3,615.9)	(3,350.1)
Total shareholders’ deficit	(2,345.2)	(2,074.4)
Total Liabilities and Shareholders’ Deficit	$9,831.7	$9,888.5

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net loss	$(162.4)	$(544.1)	$(264.0)	$(2,854.4)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	219.9	276.0	452.5	547.5
Allowance for credit losses	8.4	33.1	12.8	42.8
Share-based compensation expense	0.4	(1.7)	1.0	0.3
Non-cash reorganization costs, net	(4.1)	10.2	(8.4)	55.9
Deferred income taxes	12.7	(54.0)	21.7	(322.2)
Goodwill impairment	—	373.3	—	2,712.3
DIP Facilities issuance costs expensed	—	23.4	—	23.4
Other, net	(5.2)	(5.9)	(12.4)	14.4
Changes in operating assets and liabilities, net:
Accounts receivable	(17.4)	(6.7)	35.0	(22.8)
Prepaid expenses and other	9.3	(25.5)	(31.3)	(82.3)
Accounts payable	(23.0)	(29.2)	(46.5)	197.2
Accrued interest	(0.6)	1.7	(0.2)	(10.0)
Accrued taxes	7.2	(5.5)	(2.7)	(8.1)
Other current liabilities	(15.1)	22.6	(28.0)	(8.4)
Other liabilities	(0.1)	14.6	(0.2)	8.9
Other, net	(10.0)	(6.6)	(7.6)	(0.6)
Net cash provided from operating activities	20.0	75.7	121.7	293.9
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(247.7)	(214.6)	(480.1)	(407.4)
Purchase of FCC spectrum licenses	(13.8)	(10.3)	(13.8)	(10.3)
Other, net	4.1	6.2	2.3	2.0
Net cash used in investing activities	(257.4)	(218.7)	(491.6)	(415.7)
Cash Flows from Financing Activities:
Repayments of debt and swaps	—	—	—	(372.4)
Proceeds from debt issuance	—	200.0	400.0	655.0
Debt issuance costs	—	(8.7)	—	(23.4)
Payments under finance lease obligations	(7.1)	(17.4)	(11.6)	(27.2)
Other, net	(0.2)	(0.1)	(0.3)	(0.7)
Net cash (used in) provided from financing activities	(7.3)	173.8	388.1	231.3
(Decrease) increase in cash, cash equivalents and restricted cash	(244.7)	30.8	18.2	109.5
Cash, Cash Equivalents and Restricted Cash:
Beginning of period	462.5	439.7	199.6	361.0
End of period	$217.8	$470.5	$217.8	$470.5

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,	June 30,	Increase (Decrease)		June 30,	June 30,	Increase (Decrease)
	2020	2019	Amount	%	2020	2019	Amount	%
Kinetic Operating Metrics:
Households served	1,262.7	1,244.0	18.7	2
High-speed Internet customers	1,089.4	1,034.3	55.1	5
Net household additions (losses)	15.5	(6.6)	22.1	*	(24.7)	(3.9)	(20.8)	*
Net high-speed Internet customer additions	22.1	1.9	20.2	*	40.1	13.3	26.8	*

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Capital expenditures by segment:
Kinetic	$151.3	$105.7	$284.3	$204.1
Enterprise	24.1	36.5	50.8	78.6
Wholesale	9.2	5.5	16.1	10.7
Corporate/shared (A)	63.1	66.9	128.9	114.0
Capital expenditures under GAAP	$247.7	$214.6	$480.1	$407.4

(A)
Corporate/shared capital expenditures are not directly assigned to the segments and primarily consist of capital outlays for network enhancements and information technology-related projects benefiting Windstream as a whole.

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
NON-GAAP FINANCIAL MEASURES - ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Adjusted Free Cash Flow:
Operating income (loss) under GAAP	$24.8	$(422.9)	$38.9	$(2,804.2)
Goodwill impairment	—	373.3	—	2,712.3
Depreciation and amortization	219.9	276.0	452.5	547.5
OIBDA	244.7	226.4	491.4	455.6
Adjustments:
Straight-line expense under contractual arrangement with Uniti	168.3	168.9	337.1	337.7
Cash payment under contractual arrangement with Uniti	(165.6)	(164.7)	(330.6)	(328.9)
Restructuring and other charges	5.6	6.9	12.0	22.0
Other costs (A)	0.8	49.9	1.2	81.6
Share-based compensation	0.4	(1.7)	1.0	0.3
Adjusted OIBDA	254.2	285.7	512.1	568.3
Capital expenditures under GAAP	(247.7)	(214.6)	(480.1)	(407.4)
Cash paid for interest on long-term debt obligations	(70.3)	(81.0)	(146.3)	(184.6)
Cash paid for income taxes, net	(0.8)	(1.6)	(0.9)	—
Adjusted free cash flow	$(64.6)	$(11.5)	$(115.2)	$(23.7)

(A)	For a detailed breakdown of other costs see Note (C) to the Notes to Reconciliation of Non-GAAP Financial Measures.

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED			SIX MONTHS ENDED
		June 30,	June 30,		June 30,	June 30,
		2020	2019		2020	2019
Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(162.4)	$(544.1)		$(264.0)	$(2,854.4)
Adjustments:
Other (income) expense, net	(B)	(1.7)	9.2	(B)	(7.4)	10.2
Reorganization items, net	(B)	114.4	85.4	(B)	154.9	190.3
Interest expense	(B)	66.0	80.8	(B)	139.1	172.7
Income tax expense (benefit)	(B)	8.5	(54.2)	(B)	16.3	(323.0)
Operating income (loss) under GAAP	(B)	24.8	(422.9)	(B)	38.9	(2,804.2)
Depreciation and amortization	(B)	219.9	276.0	(B)	452.5	547.5
Goodwill impairment	(B)	—	373.3	(B)	—	2,712.3
Adjustments:
Straight-line expense under contractual arrangement with Uniti	(A)	168.3	168.9	(A)	337.1	337.7
Restructuring and other charges	(B)	5.6	6.9	(B)	12.0	22.0
Other costs	(C)	0.8	49.9	(C)	1.2	81.6
Share-based compensation expense	(B)	0.4	(1.7)	(B)	1.0	0.3
Adjusted OIBDAR		419.8	450.4		842.7	897.2
Cash payment under contractual arrangement with Uniti	(B)	(165.6)	(164.7)	(B)	(330.6)	(328.9)
Adjusted OIBDA		$254.2	$285.7		$512.1	$568.3

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
		THREE MONTHS ENDED			SIX MONTHS ENDED
		June 30,	June 30,		June 30,	June 30,
		2020	2019		2020	2019
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:
Net Cash Provided From Operating Activities		$20.0	$75.7		$121.7	$293.9
Adjustments:
Straight-line expense under contractual arrangement with Uniti	(A)	168.3	168.9	(A)	337.1	337.7
Cash payment under contractual arrangement with Uniti	(B)	(165.6)	(164.7)	(B)	(330.6)	(328.9)
Restructuring and other charges	(A)	5.6	6.9	(A)	12.0	22.0
Other costs	(C)	0.8	49.9	(C)	1.2	81.6
Other (income) expense, net	(A)	(1.7)	9.2	(A)	(7.4)	10.2
Reorganization items, net	(A)	114.4	85.4	(A)	154.9	190.3
Interest expense	(A)	66.0	80.8	(A)	139.1	172.7
Income tax expense (benefit), net of deferred income taxes	(A)	8.5	(0.2)	(A)	(5.4)	(0.8)
Provision for doubtful accounts	(D)	(8.4)	(33.1)	(D)	(12.8)	(42.8)
Noncash reorganization items, net	(D)	4.8	(10.2)	(D)	8.4	(55.9)
Other noncash adjustments, net	(E)	5.2	(17.6)	(E)	12.4	(37.8)
Changes in operating assets and liabilities, net	(D)	36.3	34.7	(D)	81.5	(73.9)
Adjusted OIBDA		$254.2	$285.7		$512.1	$568.3

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$20.0	$75.7		$121.7	$293.9
Adjustments:
Cash paid for interest on long-term debt obligations	(D)	(70.3)	(81.0)	(D)	(146.3)	(184.6)
Cash paid for income taxes	(D)	(0.8)	(1.6)	(D)	(0.9)	—
Capital expenditures	(D)	(247.7)	(214.6)	(D)	(480.1)	(407.4)
Straight-line expense under contractual arrangement with Uniti	(A)	168.3	168.9	(A)	337.1	337.7
Cash payment under contractual arrangement with Uniti	(B)	(165.6)	(164.7)	(B)	(330.6)	(328.9)
Restructuring and other charges	(A)	5.6	6.9	(A)	12.0	22.0
Other costs	(C)	0.8	49.9	(C)	1.2	81.6
Other (income) expense, net	(A)	(1.7)	9.2	(A)	(7.4)	10.2
Reorganization items, net	(A)	114.4	85.4	(A)	154.9	190.3
Interest expense	(A)	66.0	80.8	(A)	139.1	172.7
Income tax expense (benefit), net of deferred income taxes	(A)	8.5	(0.2)	(A)	(5.4)	(0.8)
Provision for doubtful accounts	(D)	(8.4)	(33.1)	(D)	(12.8)	(42.8)
Noncash reorganization items, net	(D)	4.8	(10.2)	(D)	8.4	(55.9)
Other noncash adjustments, net	(E)	5.2	(17.6)	(E)	12.4	(37.8)
Changes in operating assets and liabilities, net	(D)	36.3	34.7	(D)	81.5	(73.9)
Adjusted Free Cash Flow		$(64.6)	$(11.5)		$(115.2)	$(23.7)

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC. (DEBTOR-IN-POSSESSION)
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc. ("Windstream", "we", "us", "our") has presented in this package unaudited adjusted results, which excludes goodwill impairment, straight-line expense under the contractual arrangement with Uniti Group, Inc. ("Uniti"), share-based compensation expense, restructuring and other charges, and certain other costs.We have presented certain measures of our operating performance, on an adjusted basis, that reflects the impact of the annual cash payment due under the contractual arrangement with Uniti.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, and adjusted free cash flow as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(B)	Represents the annual cash payment due under the contractual arrangement with Uniti.
(C)
Included in other costs are spend commitment penalties incurred under certain carrier discount plans of $0.8 million and $1.2 million for the three and six-month periods ended June 30, 2020, as compared to $30.3 million and $58.9 million for the same periods in 2019. For both periods of 2019, other costs include a reserve of $19.7 million for a funding denial from USAC pursuant to the years 2012 to 2017 related to a large customer participating in the Universal Service Rural Healthcare Telecommunications Program and $(0.2) million and $3.0 million, respectively, of professional and legal fees incurred prior to February 25, 2019 related to filing of the Chapter 11 Cases.

(D)	Represents applicable amount per the Unaudited Consolidated Statements of Cash Flows.
(E)	Consists of non-cash accretion expense related to asset retirement obligations and other non-cash miscellaneous income and expenses.